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                                                                      EXHIBIT 21


SUBSIDIARIES OF CITATION CORPORATION             STATE OF ORGANIZATION


Citation Automotive Sales Corp.                       Michigan

Mansfield Foundry Corporation                         Ohio

Iroquois Foundry Corporation                          Wisconsin

Oberdorfer Industries Corp.                           New York

Berlin Foundry Corporation                            Wisconsin

Castwell Products, Inc.                               Illinois

HTC Acquisition Corporation                           Indiana
    d/b/a HI-TECH Corporation

BAC Acquisition Corporation                           Indiana
    d/b/a Bohn Aluminum Corporation

Southern Aluminum Castings Company                    Alabama

PSFM Acquisition Corporation                          Pennsylvania
    d/b/a Pennsylvania Steel(1)

Citation Castings, Inc.                               Alabama

Texas Steel Corporation                               Texas

TSC Texas Corporation                                 Delaware

Texas Foundries, Ltd.                                 Texas

Mabry Foundry Company, Ltd.                           Texas

Interstate Forging Industries, Inc.(1)                Wisconsin

ISW Texas Corporation (subsidiary of Interstate       Delaware
    Forging Industries, Inc.)

Interstate Southwest, Ltd.                            Texas


(1) PSFM Acquisition Corporation was sold, and Interstate Forging Industries, Inc. was acquired, after the close of fiscal 1996.


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